Exhibit a (i) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K


                          INTERMEDIATE MUNICIPAL TRUST

                                Amendment No. 11
                                     to the
                               Amended & Restated
                              DECLARATION OF TRUST

                              Dated April 2, 1999


      THIS Declaration of Trust is amended as follows:

A. Strike the first sentence of Section 5 of Article XII from the Declaration of Trust and substitute in its place the following:

            Section 5. Offices of the Trust, Filing of Copies, Headings, Counterparts. The Trust shall maintain a usual place of business in Massachusetts, which shall be determined by the Trustees, and shall continue to maintain an office at such address unless changed by the Trustees to another location in Massachusetts.

      The undersigned, President and Secretary, hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 17th day of May, 2000.

      WITNESS the due execution hereof this 17th day of May, 2000.


/s/ Glen R. Johnson                 /s/ John W. McGonigle
------------------------------      ------------------------------
Glen R. Johnson, President          John W. McGonigle, Secretary